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              Computation of Ratios of Earnings to Fixed Charges
                            (Dollars in thousands)

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


                                           Ten Months                    Fiscal Year Ended                 Thirty-Nine Weeks Ended
                                              Ended     -------------------------------------------------  -----------------------
                                           October 31,  August 31,   August 31,   August 26,   August 31,     May 26,      May 31,
                                              1992         1993         1994         1995         1996         1996         1997
                                            --------    ----------   ----------   ----------   ----------    --------     --------
Fixes charges:
  Interest expense                          $  6,872     $  8,492     $  8,913     $  9,237     $  9,455     $  7,023     $  6,697
  Amortization of debt expense                   492          963          933          957          720          551          495
  Rental expense included in fixed charges     1,955        4,562        4,548        4,342        3,949        3,048        2,873
                                            --------     --------     --------     --------     --------     --------     --------
         Total fixed charges                $  9,319     $ 14,017     $ 14,394     $ 14,536     $ 14,124     $ 10,622     $ 10,065
                                            --------     --------     --------     --------     --------     --------     --------

Earnings:
  Pre-tax (loss) income                     $ (3,695)    $(11,670)    $(14,556)    $ (5,672)    $ (1,066)    $  6,581     $  9,664
  Plus: fixed charges                          9,319       14,017       14,394       14,536       14,124       10,622       10,065
                                            --------     --------     --------     --------     --------     --------     --------
         Total earnings                     $  5,624     $  2,347     $   (162)    $  8,864     $ 13,058     $ 17,203     $ 19,729
                                            --------     --------     --------     --------     --------     --------     --------
Ratio of earnings to fixed charges               n/a          n/a          n/a          n/a          n/a          1.6          2.0
                                            ========     ========     ========     ========     ========     ========     ========
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